Exhibit 3.1

                          CERTIFICATE OF AMENDMENT
                             TO THE AMENDED AND
                   RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                            OPUS360 CORPORATION

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                  Pursuant to Sections 222 and 242 of the
              General Corporation Law of the State of Delaware
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         Opus360 Corporation, a Delaware corporation (the "Corporation"),
DOES HEREBY CERTIFY:

         FIRST: The name of the corporation (hereinafter the "Corporation") is Opus360 Corporation.

         SECOND: The Amended and Restated Certificate of Incorporation of the Corporation as in effect on the date hereof is hereby amended as follows:

         (a) Article I is hereby deleted in its entirety and the following is inserted in lieu thereof:

                                 "ARTICLE I

             The name of the Corporation is Artemis International Solutions Corporation (the "Corporation")."

         (b) The first paragraph of Article III of the Amended and Restated Certificate of Incorporation is hereby deleted in its entirety and the following is inserted in lieu thereof:

                                "ARTICLE III

                  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 525,000,000, consisting of (a) 500,000,000 of Common Stock, par value $0.001 per share (the "Common Stock") and (b) 25,000,000 of Preferred Stock, par value $0.001 per share (the "Preferred Stock")."

         THIRD: That pursuant to a resolution of the Board of Directors of the Corporation, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statue were voted in favor of the foregoing amendments.

         FOURTH: That the foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its corporate name this 20th day of November 2001.


                                        OPUS360 CORPORATION


                                        By: /s/ Jeanne M. Murphy
                                        Name:  Jeanne M. Murphy
                                        Title:  Executive Vice President